EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          Each of the undersigned hereby certifies, in his capacity as an officer of ACG Holdings, Inc. and American Color Graphics, Inc., (collectively the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended December 31, 2006 filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 14, 2007	/s/ Stephen M. Dyott

Stephen M. Dyott
Chief Executive Officer

Date:	February 14, 2007	/s/ Patrick W. Kellick

Patrick W. Kellick
Chief Financial Officer

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